Exhibit 10.33

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION IS NOT MATERIAL.

STATEMENT OF WORK NO. 3

This is Statement of Work (“SOW”) No. 03 to the MASTER SERVICES AGREEMENT dated December 19, 2016 (the “Agreement”), between United HealthCare Services, Inc., (“Customer”) on behalf of itself and its Affiliates and Innovation Specialists, LLC d/b/a 2nd.MD (“Vendor”). This SOW is effective as of September 1st, 2019 (the “SOW Effective Date”), regardless of the execution dates hereof. All capitalized terms not otherwise defined in this SOW will have the meanings assigned to them in the Agreement. Unless modified herein, all terms in the Agreement shall remain unchanged and in full force and effect.

1.	CUSTOMER BUSINESS SEGMENT RECEIVING SERVICES:

Optum Consumer Solutions Group. Key operating differences for Customer’s Client UnitedHealthcare Global are set forth in Exhibit A-6.

2.	DEFINITIONS

Capitalized terms used in this SOW, but not defined herein, have the respective meaning given to them in the Agreement. In addition to terms otherwise defined in this SOW or in the Agreement, the following terms have the meanings set forth below:

2.1	“Care Team” means the team of doctors, nurses and other medical professionals, hired and employed by Vendor who each shall have a valid, unrestricted license to engage in their respective profession in a state in the United States.

2.2	“Client” means organizations that have purchased, or may purchase, the Services from Customer.

2.3	“Client Contract” means the terms of a binding contract executed by and between the Client and Customer under which the parties agreed that Services will be offered to Client by Customer.

2.4	“Consultation” means the clinical second opinion review and consultation services performed in accordance with Section 4.3 of this SOW.

2.5	“Flow Down Provisions” means all applicable requirements related to the Services, including, but not limited to, subcontractor restrictions, service level agreements or termination rights, from a Client Contract.

2.6	“Hosted Services” means Vendor’s secure, proprietary HIPAA-compliant system utilized for Services, including, but not limited to, managing data for Consultations and User data; and, is more fully described in in Section 3.2 of the SOW.

2.7	“Member” means an individual within an eligible population of Client that may receive Services under this SOW under the terms of a Client Contract.

2.8	“Mobile App” means the secure mobile application provided by Vendor, which is made available to Members for Services.

2.9	“Optum” means the UHS Affiliate that is receiving the Services under this SOW, and marketing such Services, in addition to Vendor, to Clients of Optum.

2.10	“Participant” means a Member that is receiving Services under this SOW.

2.11	“Targeted Outreach” means Vendor targeted outbound calling for high impact conditions for Participants identified by Customer by daily batch files, in which Participants are identified by Customer’s prior authorization process and/or Optum care management algorithm identifying high impact cases. Targeted Outreach will be included for all Clients and Clients can opt-out, if needed.

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2.12	“Services”, as referenced herein this SOW, means the Services, as set forth in Sections 3 and 4.

2.13	“Specialist” means a board certified, licensed medical doctor, located in the United States, who (i) has completed a multiple year residency in a specific specialty of medicine, (ii) is selected by Vendor based upon their credentials, and (iii) (1) has studied, trained, or are currently working at a leading hospital or teaching institution or (2) has led multiple peer reviewed studies in their field of specialty or (3) is a recognized expert in their field of subspecialty.

2.14	“Users” means each of the named individuals (Participants, Customers, and Clients) who have access credentials established by Vendor and are authorized to access and use the Hosted Service in accordance with this SOW and the Agreement.

3.	PURPOSE AND HIGH-LEVEL SCOPE OF SERVICES:

Vendor will provide the Services as set forth below and more fully described in this SOW including any exhibits attached hereto.

3.1	Health Education and Clinical Consultation Services

Vendor will perform Consultations, as directed and requested by a Participant pursuant to the process described in Section 4. Vendor will cause the Specialists who provide clinical consultations to generally educate Participants about their clinical condition, the treatment options available for their clinical condition and the risks and benefits associated with such options. In arranging for the performance of Consultations, Vendor will conduct certain other administrative services in support of the same, including, but not limited to, Participant medical record retrieval related to the requested Consultation, development of communication to Participants (which includes the Consultation summary), development of communication to a Participant’s treating doctor, if requested, secure transmittal and storage of data associated with the Consultation, and reporting as more fully described herein.

Additionally, Members can text a question through Vendor’s secure Mobile App, and receive an answer within [***]. This service is utilized for a quick response to questions that can be answered without the need to review medical records. This service only applies to clients who have elected to use this service prior to [***]. All new clients sold after [***] will automatically receive this service.

The parties agree to offer the Services to Clients who have a Client Contract with the Customer business segment set forth in Section 1 of this SOW.

3.2	Hosted Services

Vendor will, in accordance with the terms and conditions of this SOW and the Agreement, grant access to and use of its website and Mobile App, in English only and other languages as they become available, to the following parties: (i) Customer for (a) testing the delivery of the Services and (b) access via a secure web-dashboard (the “Client Self Reporting Dashboard”), no later than [***], access to reporting as set forth in Section 4.5; and, as applicable, (ii) Members for service delivery of the Services.

3.3	Supplementary Services

For the provision of the Services, Vendor will provide supplementary services related to: (1) the “Nurse Portal” to better facilitate access to and delivery of data between Customer and Vendor and Participant; and (2) the delivery of certain other services, as set forth in this SOW, in support of the Services; and, if requested by Customer, (3) the implementation of the “Three Day Gateway”, upon mutual agreement in writing between Vendor and Customer via an amendment to the SOW; and, (4) ancillary services, including, but not limited to, Services marketing, implementation of the Services for Clients, and technical support, as is more fully described in this SOW. The services set forth in this paragraph shall be referred to as “Supplementary” services.

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4.	DETAILED DESCRIPTION OF SERVICES:

4.1	Generally.

4.1.1	Licensure. Before performing the Services set forth in this SOW, Vendor will secure and obtain, at Vendor’s sole cost and expense, all licenses, credentials, permits, approvals, and authorizations that are required by applicable law for Vendor’s proper and lawful performance of the Services under this SOW.

4.1.2	Guidelines.

•	Policies. For the purposes of performing the Services as required under this SOW, Vendor will provide all Services in accordance with any Customer policies, processes or methodologies, provided Vendor has received notice of such policies. Furthermore, Vendor will cause its personnel to follow and comply with all policies, and, where applicable, methodologies related to the performance of Services.

•	Applicable Laws. In Vendor’s performance of Services under this SOW, Vendor will comply with all applicable federal rules, regulations, laws, and guidelines and all applicable rules, regulations, laws and guidelines of a state that are applicable to Vendor’s provision of Services within the state (“Laws”). Vendor shall comply with all Laws to which the Services become subject after the SOW Effective Date. Vendor shall adopt all applicable changes in Laws into Vendor’s business practices within timeframes required by the Laws or, if no time frame is required, within [***] of Vendor becoming aware of the Law. Vendor shall modify or revise its business practices as necessary to comply with changes in Laws, applicable state agency requirements, and applicable licensing requirements.

4.1.3	Data; Records; Archival. Vendor will securely store, transmit, and archive all raw and processed data files consistent with the requirements set forth in Exhibit E (Security) and Section 13 (Record Keeping and Audit) of the Agreement, respectively. Customer data must be archived for a period [***]. This data will be secured pursuant to Exhibit F (Security) of the Agreement and, when permitted under HIPAA and any applicable laws relating to the privacy of personal information, will be made available to Customer within [***] of receipt of a written request. For purposes of this SOW, “securely archived” means, with respect to electronic materials, such materials are encrypted consistent with NIST Special Publication 800-111, Guide to Storage Encryption Technologies for End User Devices.

4.1.4	Participant Relationship with Doctor. [***].

4.1.5	Use of Name

•	General. Notwithstanding anything to the contrary in Section 16 (Use of Name and Publicity) of the Agreement, Vendor may disclose that Customer is a client of Vendor only to the extent strictly necessary in order for Vendor to distribute, market, and perform the Services set forth in this SOW.

•	Clients. Unless otherwise set forth in writing by both Customer and Client, Vendor will not use the name or logo of any Client, or other identifying marks belonging to Client, in any context. The foregoing sentence will not preclude Vendor from using the names, logos, trademarks, trade names, or other marks of any Client when Vendor is contractually permitted to do so under an alternate agreement with such Client. Vendor may obtain Client’s written consent to use Client name and logos for Vendor’s internal marketing purposes, to include Vendor sales presentations. Vendor sales presentations will not be printed or distributed if they contain Client name and logos.

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4.2	Management of Services

4.2.1	Oversight. Vendor will use its best efforts to timely perform the Services, deliverables, quality control, and service level compliance. Vendor will maintain oversight of the personnel and Specialists performing Services to ensure they are performed in accordance with this SOW.

4.2.2	Quality Expertise.

•	Quality Assurance. Vendor will provide quality assurance services in its oversight of the Services and performance of the Services.

•

Quality Improvement. The parties acknowledge and understand that the Services may require improvements of any one or more individual components to improve the success of the Services and Services (i) offered by Vendor, or, more specifically, (ii) offered to Clients of Customer. Vendor agrees to cooperate with Customer, or any Client of Customer who receive Services hereunder, in an effort to continually improve the User experience and Services offered by Vendor. For purposes of example, Customer may suggest changes to the User experience, and if Vendor is agreeable to such Customer suggested changes, Vendor may voluntarily choose to implement, at its sole cost and expense, the suggestion made by Customer, unless such changes are documented in a SOW as Work Product of Customer.

Vendor will continually improve its design and delivery of the Services, including the Hosted Services.

4.2.3	Project Management.

•	Meetings. The Vendor Project Manager (“Vendor PM”) will participate in telephone conference meetings with Customer, for a mutually agreed upon period and frequency, to discuss project-specific deliverables, including, but not limited to, project-specific needs, data transfers, progress, specification interpretation, milestones, and collaborative resolution of data collection and/or performance issues.

•	Issue Notification; Resolution. In the event that an error occurs or an issue arises during the SOW Term regarding the Services or Client implementation hereunder (each, an “Issue”), the Vendor will notify Customer of the Issue within [ ***] from the time the Issue is identified. Vendor will work with Customer to determine best course of action to resolve the Issue, which Customer may approve in its sole discretion. Vendor will be liable for all costs associated with resolving such Issue, unless the Issue is directly attributed to Client or Customer.

•	Training. Vendor will provide training via webinar, or otherwise mutually agreed upon format, as may be customized by Vendor for the Services set forth in this SOW, to Customer (or its employees) regarding the Services, including the Services and Hosted Service, being offered under this SOW.

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4.2.4	Participant Experience.

•	Documentation. The parties have mutually agreed to certain Documentation, and will continue to mutually agree to Documentation that may be developed or determined to be necessary for the performance of Services over the SOW Term. Documentation will be incorporated in the performance of Services after Vendor has received written approval (email is sufficient) from Customer. As used herein, “Documentation” means all operating manuals, user manuals, training and marketing materials, templates, job aids, engagement processes, guides, product descriptions, product specifications, technical manuals, supporting materials, and other information relating to the Services provided by or on behalf of Vendor to Customer.

•	Language Requirements. Vendor will provide Services in English and such other languages and modes of communication as required by Customer. For purposes of clarification, this will include all Documentation, communication which may occur over the phone, and any verbiage on the Hosted Services. To overcome any Participant language barriers, Vendor will provide access to: (i) its bilingual employees, (ii) an over-the-phone translation service, via the Subcontractor set forth in this SOW, and (iii) other necessary modes of translation as may be agreed upon by the parties.

4.2.5	Time is of the Essence. Vendor acknowledges that time is of the essence in the performance of the Services set forth in this SOW. Therefore, if Customer believes, in good faith, that Vendor is not or will not be able to perform the Services in the manner and timelines prescribed, then Customer will notify Vendor, and if Vendor cannot provide Customer with reasonable assurances that, in Customer’s sole discretion, provide Customer with the comfort that the Services will be performed in the manner and timelines prescribed, then Customer may, notwithstanding anything to the contrary herein, engage another vendor to perform the Services.

4.3	Consultation Services.

4.3.1	Overview. Vendor shall provide Consultations, via video or telephonically, for Participants with Specialists as more fully described in this Section. Consultations are available for a range of medical conditions, currently covering each of the American Board of Medical Specialties and sub-specialties.

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4.3.2	Data.

•	Eligibility Data. [***], Customer or its designee will electronically transmit to Vendor via a mutually agreeable secure, electronic means an eligibility file containing the covered population of Members (the “Eligibility File”). Such Eligibility File will contain an accurate and complete file of Members associated with each Client [***] and will be provided in mutually agreed upon file format and data specifications as to be determined by the parties. If there are issues with Eligibility File, Vendor may agree to perform registration in advance of Customer providing an initial Eligibility File.

•	Notice of Termination of Benefits. In the event a Member is no longer eligible to participate in the Services, Customer or its designee will provide to Vendor a file denoting that such Member is no longer eligible for Services. For purposes of clarification, Vendor will perform Services in accordance with this SOW for Participants who initiated their Consultation prior to the date in which their benefits were terminated.

•	Data Acceptance. Each file will be deemed acceptable on the date when Vendor notifies Customer via email that each file was accepted, but not more than [***] after receipt.

4.3.3	Consultation.

•	Pre-Consultation. To obtain a Consultation, Member must have received a diagnosis, and/or treatment plan from a licensed medical practitioner, or remain undiagnosed after multiple visits to specialists, or be identified by Customer for Vendor’s targeted outreach efforts. Members shall access Vendor’s Services, as set forth below, by referral from a Customer program, calling a toll-free number [***], logging into the Landing Page (by entering the following information: [***]), engaging with Vendor following receipt of a communication from Vendor as part of Vendor’s targeted outreach, or using Vendor’s Mobile App (which is available once an account is created via the Vendor’s website). Member agrees to Participant Terms when activating membership through Vendor portal, and can unsubscribe to Vendor communications at any time. Once a Member completes the pre- consultation items set forth above, such Member becomes a Participant, at which time Vendor will make initial contact with the Member [***], including, if needed, making up to [***]. Participant will sign a release of information form when Vendor makes initial contact with the Member.

•	Consultation by Video or Phone. Participant may select a Specialist with the assistance of the Care Team from Vendor’s list of Specialists. At Participant’s request, Participant shares their medical background with the Care Team. At Participant’s request, the Care Team schedules a Consultation with the selected Specialist. The Participant may speak with a Specialist by secure video or phone.

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•	Consultation by Text. When available and as mutually agreed upon by the parties, Participant can text a question through the Vendor’s secure Mobile App and Vendor will provide a text response within [***]. The Participant can review the Care Team’s written response through eithereview the Care Team’s written response through either the Mobile App or through the website.r the Mobile App or through the website.

•	Consultation by Local In-Network Doctor. When available and as mutually agreed upon by the parties, Vendor shall provide the Participant with recommendations of local, in-network physicians, if requested by the Participant and shall transfer all pertinent medical records and a Consultation summary, as directed by the Participant. Vendor will use Participant’s location to locate a physician for the Participant’s needs, located within a [***] radius of the Participant’s home, or other radius as determined by the Participant.

•	Post-Consultation. Regardless of the mode of Consultation utilized by a Participant, Vendor will provide to Participant, [***] of their Consultation, a Consultation summary. The Consultation summary will include the written notes, health education information and recommendations from the Specialist. Participants can access the summary through the Member Portal or receive the summary via overnight mail. Within the Consultation summary, Vendor may, if mutually agreed upon by the parties, refer a Participant to Customer for further support or inquiries.

4.3.4	Medical Record Retrieval; Provider Communication

•	Generally. Vendor will ensure that its Care Team conduct themselves in a professional and respectful manner when in contact with providers (or their respective agents).

•	Provider Outreach. Vendor will begin retrieval of Participant’s medical records no later than [***] from receipt of written authorization of the Participant. Vendor will make as many outreach attempts as is necessary to obtain the applicable medical records for a Consultation. Vendor will ensure its record retrieval efforts include a verification process prior to the delivery (via fax, email or telephonically) of any and all PHI. Vendor shall be accountable for working with provider offices to determine the appropriate methods to retrieve medical records.

•	Medical Record Images. Vendor will store a Participant’s medical records within the Hosted Services, per the record keeping requirements set for the in Section 4.1.3 of this SOW and in accordance with HIPAA and Exhibit F (Security) of the Agreement.

•	Provider Questions. Vendor will provide a toll-free telephone helpline for providers who may have questions about the Consultation or Consultation procedures, including medical record retrieval. The helpline will be staffed during the hours from [***] during regular business days.

4.3.5	Vendor Care Team.

•	Roles and Responsibilities. Each Participant’s case shall be assigned to a Care Team case manager. A Care Team case manager will conduct the initial intake call with each Member and listen to the Participant’s medical concerns. The Care Team case manager will assist each Member throughout the Consultation process, including the creation of a Participant profile, the scheduling of an appropriate Specialist, and the retrieval and secure digitization of the Participant's medical records. Vendor’s post-session follow-up with Participant will include Consultation satisfaction ratings and effectiveness surveys as agreed to by Customer to evaluate the impact of the Consultation service.

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•	Response Time: Care Team case managers will support phone service from [***] during regular business days [***]. An answering message service will document all inbound calls during off-hours and deliver messages left by Participants to Vendor on the next business day. The automated attendant will allow the Participant to select ‘urgent’ or ‘non-urgent’. If Participant indicates that the call is urgent (and related to a Consultation or the Services), the Participant will have the opportunity to speak with a live nurse, including during off- hours. The Care Team will respond to all non-urgent Participant requests within [***]. The Care Team shall correspond with Participant digitally, telephonically, or both digitally and telephonically, per the Participant’s designated preferred method of communication. Vendor will endeavor to provide Participant available times for a Consultation with a Specialist within [***] on average after Participant completes their medical record release forms and selects a Specialist.

4.4	Training; Education.

4.4.1	Member Education. Vendor will educate Members who are Users about its services, via email, if and when provided permission to perform such education by Customer and Member.

4.4.2	Customer Training. During the SOW Term, Vendor will provide initial comprehensive training to Customer and, upon Customer request, provide incremental training to Customer in support of the Services throughout the SOW Term.

4.4.3	Client Training. During the SOW Term, if requested by Customer, Vendor will provide initial comprehensive training to Clients and, upon Customer request, provide incremental training to Clients in support of the Services throughout the term of such Client Contract.

4.5	Reporting. Vendor will provide, at a minimum, the following reports, in both PDF and Excel formats, to Customer and each Client (as set forth below) per a mutually agreed upon frequency, format and delivery method. Vendor will ensure Customer is able to download the following reports in both PDF and Excel formats when the following reports are made available via the Client Self Reporting Dashboard.

4.5.1	Telephony Reporting. Vendor will provide to Customer monthly, the following data per the calculations agreed upon by the parties:

(a)	[***]

(b)	[***]

(c)	[***]

4.5.2	Service Metric Reporting.

•	On Demand. Vendor will provide, at a minimum, the following metrics to Customer through the Client Self-Reporting Dashboard, at each of the following levels: Client and Optum book of business. The data in each report shall be delivered per the requirements mutually agreed upon by the parties.

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

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•	Quarterly. Vendor will provide, at a minimum, the following metrics to Customer [***], at each of the following levels: Client and Optum book of business. The data in each report shall be delivered per the requirements mutually agreed upon by the parties.

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

4.5.3	Quality Reports. Vendor will also provide Customer with periodic reports [***]

4.5.4	regarding Vendor’s quality assurance and quality improvement activities (both more fully described in Section 4.2.2).

4.5.5	Regulatory Data and Reports. Vendor will provide reasonable cooperation to Customer in the generation of data and reports as may be required by local, state, or federal oversight agencies, including CMS. Such data and reporting shall be provided in a timely manner and in an electronic format mutually agreeable to the parties.

4.5.6	Client Data and Reports. Vendor will provide reasonable cooperation to Customer in the generation of data and reports as may be required by Clients of Customer. Such data and reporting shall be provided in a timely manner and in an electronic format mutually agreeable to the parties.

4.5.7	Ad Hoc Reports; Custom Reports. Vendor will provide reasonable cooperation to Customer in the generation of data and reports as may be required by Clients or, if applicable, regulatory oversight agencies. Such data and reporting shall be provided in a timely manner and in an electronic format mutually agreeable to the parties. If additional fees are to be incurred, the parties will mutually agree to such terms via an amendment to this SOW.

5.	PERSONNEL:

5.1	Generally. Vendor shall provide, without the advice, control, or supervision of Customer, an adequate number of staff, who are fully qualified and competent and, where applicable, who have all licenses required by applicable law to perform or deliver the Services.

5.2	Resource Management.

5.2.1	Constraints. Vendor represents and warrants that it will not perform all or a part of the Services hereunder using off-shore (i.e., non-United States located) resources unless Vendor has been specifically granted written consent to do so by Customer, which consent will not be unreasonably withheld or delayed.

5.2.2	Subcontracting.

•	Vendor will ensure that any subcontractors who perform any part of the Services are approved by UHS in accordance with the terms and conditions of the Agreement (hereinafter, “Approved Subcontractors”), and that such Approved Subcontractors abide by the terms and conditions of the Agreement and this SOW. Vendor is ultimately responsible to ensure that the Services subcontracted to Approved Subcontractors are performed in accordance with the Agreement and this SOW.

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•	Any changes to Approved Subcontractors will require prior written approval by Customer but will not require the Parties to enter into a written amendment to this SOW.

5.2.3	Account Management. Vendor will provide a named account manager (“Vendor AM”) to support Customer for the SOW Term. Vendor will provide Customer with reasonable access to the Vendor AM during normal business hours. The Vendor AM will promptly respond to Customer’ requests no later than [***] from the time of request and shall act in a manner that is consistent with commercially acceptable account management standards. If Vendor AM is unavailable for a period of [***], an alternate Vendor AM will be assigned.

5.2.4	Project Management. Vendor PM will be the single point of contact to Customer to answer general operational questions, address any issues related to the Services or the performance of the Services, and to provide any important operational updates. Vendor PM will promptly respond to Customer’s requests no later than [***] from the time of request. If Vendor PM is unavailable for a period of [***], an alternate Vendor PM will be assigned.

5.2.5	Specialists.

•	Warranty. Vendor represents and warrants that all personnel assigned to perform Services under this SOW shall have the proper skill, licensure, certification, training and background to be able to perform Services in a competent and professional manner, without the advice, control, or supervision of Customer.

•	Engagement. Vendor will maintain active training, support, and communication with Specialists in performance of Services in accordance with this SOW and the Agreement. Vendor will provide Specialists with one or more Vendor points of contact to train and support Specialists in performance of Services in accordance with the terms of this SOW. Vendor will ensure Specialists are familiar with the Services and System.

•	Oversight. Vendor is responsible to ensure that its Specialists perform the Services contracted to Specialists and comply with all applicable requirements in the Agreement in the SOW.

5.3	Training. Vendor will provide its staff, personnel, and Specialists with ongoing training in the proper procedures relative to performance of the Services, including, but not limited to, the obligations under HIPAA. Vendor will cause its personnel to follow and comply with all Customer written or otherwise documented standards, policies and guidelines, and, where applicable, methodologies, related to the performance of Services.

5.4	Professionalism. Vendor will cause its staff to conduct themselves in a professional and respectful manner, including, but not limited to, Exhibit G (Vendor Code of Conduct) of the Agreement, while performing the Services and otherwise in accordance with Laws, rules and regulations, including, but not limited to, HIPAA.

5.5	Key Personnel. Customer agrees that Vendor personnel performing the Services set forth in this SOW shall not be Key Vendor Personnel (as defined in the Agreement).

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6.	HOSTED SERVICE:

6.1	Generally.

6.1.1	Viruses; Disabling Codes. Vendor warrants that the Hosted Service is tested against viruses, Trojan horses, worms, time bombs, cancelbots or other similar harmful devices that could disrupt or disable a computer system or any of its components and said Hosted Service contains no such devices, to the best of Vendor's knowledge based on such testing.

6.1.2	Advertising and Links to the Hosted Services. Vendor will ensure the Hosted Service does not include any third-party advertising, without Customer’s prior written consent, nor will Vendor establish, initiate or permit any hypertext links to or from the third party services without Customer’s prior written consent. Vendor will routinely ([***]) audit hypertext links to ensure that the links are working and that such content meets professional standards. Vendor shall provide to Customer a report on any findings and, if applicable, remediation efforts.

6.1.3	Web Analytics. Vendor shall not establish, initiate or permit any third-party site tagging (or similar web usage triggers, tracking or web analytics mechanisms) or hypertext links to or from the Hosted Services without Customer’s prior written consent. Vendor’s use of any third-party site tagging (or similar web usage triggers, tracking or web analytics mechanisms) or hypertext links to or from the Hosted Services will be governed by the Terms of Use, set forth in Exhibit A-3 attached hereto.

6.1.4	Subcontractor. Customer hereby acknowledges and agrees that the Platform is hosted on servers within the United States that are owned and operated by Amazon Web Services, Inc. Vendor warrants that it has entered into a Business Associate Agreement with Amazon Web Services, Inc., in accordance with Exhibit D of the Agreement.

6.2	Vendor Platform.

6.2.1	Services. Vendor will cause its software, website, and Mobile App (including all upgrades and improvements as they become available) to perform, throughout the SOW Term, the following core functions, which include the: Member registration, Consultation tracking, records management, User support, and reporting.

6.2.2	Availability. The website and Mobile App shall be available as set forth in Exhibit A-2 of this SOW, excluding limited periods of maintenance, or periods of emergency maintenance, internet-wide disruptions, Force Majeure Events, or attributable to the Participant’s software or hardware used to attempt access.

6.2.3	Connectivity. Vendor will ensure its Hosted Service is and will continue to be accessible through internet connectivity via the following devices: a smartphone (iOS or Android) or tablet or home computer with internet access (e.g., Internet Explorer, Chrome or Firefox). As between the parties, Customer, Client and Participant shall be responsible for procuring and maintaining the aforementioned devices and services, as required.

6.2.4	Service Levels. Vendor shall provide the Hosted Services in accordance with the service levels set forth on Exhibit A-2 of the SOW (the “Service Levels”). In the event that a Service Level has not been met, Vendor shall: [***]. In the event that the Hosted Services have not been provided in accordance with the applicable Service Levels, Customer shall receive the credits and payments from Vendor as identified in Exhibit A-2 of the SOW.

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6.3	Access and Use.

6.3.1	Grant. [***].

6.3.2	Authorized Use. In addition to the license grant set forth in this SOW, a Participant’s use of the Mobile App and receipt of the Services will be considered authorized use under such license grant. As it relates to Participants, Vendor is granting Customer a license in accordance for Participant’s personal use of the Mobile App and personal benefit of the Services.

6.4

Acceptance of Hosted Services. Vendor will afford Customer up to [***] to test the Hosted Services to determine whether they operate properly and in accordance with all specifications (the “Acceptance Criteria”). Such period of time will commence on the date of access to the Hosted Services (i.e., the SOW Effective Date). If, in Customer’s reasonable discretion, any Hosted Service does not meet the Acceptance Criteria, Customer will inform Vendor, and Vendor will at its own expense, correct all deficiencies identified by Customer within a reasonable period of time and until such time as the Hosted Service meets the Acceptance Criteria.

Customer will perform testing on the Hosted Service and any Client-specific landing page that provides Users access to the Hosted Service (for example, www.2nd.MD/Client).

6.5	Users.

6.5.1	Users of Customer. Customer or its designee will electronically transmit to Vendor a file containing the users of Customer for the purposes of testing the Services and accessing the secure web-based dashboard set forth in this SOW (the “Customer User File”). Such Customer User File will contain an accurate and complete database of Customer users, setting forth the following data elements: full name, email address, and phone number.

6.5.2	Participants as Users. Participants who create an account via the Hosted Services will be Users. When Participants are creating such account, Vendor will provide Participants with access credentials (and/or a mechanism that permits such Participant to specify access credentials), through their corresponding Client account.

6.6	User Support.

6.6.1	Customer Technical Support. Vendor will provide Customer with ongoing technical support (telephone, email and web-based) to employees of Customer. Customer will report problems to Vendor AM (or as otherwise directed) either by telephone or email. Vendor will provide Customer with technical support during the hours from [***] during regular business days. Vendor will use commercially reasonable efforts address reported technical issues within [***] of a report from Customer.

6.6.2	Client Technical Support. Vendor will provide Clients of Customer with ongoing technical support (telephone, email and web-based) to employees of Client. Vendor will provide Client with technical support during the hours from [***] during regular business days. Vendor will use commercially reasonable efforts address reported technical issues within [***] of a report from Client.

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6.6.3	Participant Technical Support. Vendor will provide first-line technical support to Participants. This support covers all non-health related software questions and questions that are specific to the Hosted Service (e.g., mobile app download & install support, product questions, and wireless issues). For the purposes of clarification, Vendor will provide non- technical questions (i.e., Consultation support) via the Care Team per the response time set forth in Section 4.3.5.2 of the SOW.

7.	Marketing.

7.1	Protocols for Business Development. The parties will utilize the below methods for marketing and distributing the Services to Clients and prospective clients. Vendor will work with Customer, as solely requested by Customer or Customer’s Client, as set forth in the subsections below.

7.1.1	Mutual Clients. [***].

7.1.2	Existing Clients or Prospects of Vendor. [***].

7.1.3	Existing Clients or Prospects of Optum. [***].

7.2	Information for Business Development.

7.2.1	General. Vendor shall offer to Customer, as may be requested by Customer throughout the SOW Term, information related to the Services being offered under this SOW, including, but not limited to, accessibility, Participant experience, and metrics.

7.2.2	Materials. Vendor will provide its logo(s), product name and product information (the “Source Materials”) to Customer, and Customer, in cooperation with Vendor, will create and produce co-branded marketing materials, for the purposes of (i) marketing the Services to Clients and (ii) providing product information to Members regarding the Service. Vendor hereby consents to Customer’s use of its Source Materials in accordance with the terms and conditions of this SOW.

7.2.3	Pricing. See Section 12.2.2 of this SOW for long term pricing requirements related to marketing of Vendor’s Services to Clients.

7.3	Client Management.

7.3.1	Ownership. Optum owns client relationships once the sales process is initiated, regardless of the originator of the opportunity, except when Vendor has an existing relationship with a client or Client, or when a client or Client requests a direct relationship with Vendor.

7.3.2	Meetings with Clients; Meetings with Potential Clients. Vendor will participate in meetings with Customer and proposed clients, or Customer and Clients, to discuss matters related to the Services, including, but not limited to, sales meetings, implementation strategy, and collaborative resolution related to any of the same. At the request of Customer, Vendor will participate in such meetings, which will be scheduled at a time as mutually agreed upon by the parties.

7.3.3	Pipeline Management. Vendor will provide to Customer a monthly pipeline report, delivered on the first Monday of each month, detailing the status of Clients in progress under this SOW and potential new clients which shall include, at minimum: the name of each Client or prospect client, estimated close and launch dates, number of employees, probability or stage of sale (the “monthly sales report”). The monthly sales report shall be regarded as Confidential Information for the purpose of this SOW.

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7.4	Notices. Notwithstanding anything to the contrary in Section 18 (Notices) of the Agreement, a copy of all notices regarding Clients shall be sent by Vendor, via email, to the following Customer contact: [***], or their designee.

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8.	CLIENT SERVICES:

8.1	Implementation.

8.1.1	Specifications. Vendor will work with the Client and Customer to design, implement, and launch the Services per the terms of this SOW and the Agreement.

8.1.2	Tasks. Vendor will perform the implementation activities necessary to establish its ability to accomplish the following for the Services set forth in this SOW: (i) accept all data, including, but not limited to, medical records and Participant data, required to perform the Services set forth in this SOW; (ii) create a landing page for Client; and, if necessary, (iii) expand their network of Specialists to include Client-requested areas of specialty. The activities set forth for an implementation of a Client shall be implemented by Vendor at the direction of Customer (the “Project Plan”).

8.1.3	Resources. Vendor will provide an adequate number of implementation resources with the expertise necessary to perform each Client’s implementation per the Project Plan.

8.1.4	Timeline. For each Client implementation, Vendor will perform the activities necessary to launch each Client by the date that is mutually agreed upon in the Project Plan.

8.1.5	Approval. Each Project Plan shall require the review and approval of Customer, which shall not be unreasonably withheld, and, where applicable, Customer’s Client.

8.2	Communication. The parties will work together to evaluate the need for joint marketing campaigns to promote new capabilities and target Members who may benefit the most from the Services. Vendor will make available to Customer best practices for all Client program launches through a digital engagement and marketing plan and soft launch for Client managers and other key personnel, management training and digital communications. In the event that Customer and Vendor agree that it would be mutually beneficial to implement an ongoing print communication strategy including Member ID cards, fliers, posters or other deliverables for onsite or U.S. mail promotion, Customer or Client may incur additional costs. Vendor shall not proceed with any print communication strategies which include additional costs without receiving prior written approval (email is sufficient) from Customer.

8.3	Branding. If requested by Client, Customer and Vendor will work together to develop specific branding requirements for such Client.

8.4	Toll Free Number. Vendor will provide, at no charge, an exclusive toll-free number for a designated Client, if requested by Customer or Client.

8.5	Metrics. Customer and Vendor will work together to determine success metrics for each Client, and will agree upon acceptable goals based upon use and adherence of Vendor best practices.

8.6	Landing Page. Vendor will create a unique branded URL (uniform resource locator) for the Users of each Client to access the Hosted Services (e.g., 2nd.MD/Client) and welcome the new Users (the “Landing Page”). Vendor will configure and brand the Landing Page for each Client using Vendor’s standard template and, at a minimum, both the Customer’s name and logo and the Client’s name and logo as provided by Customer.

9.	WORK PRODUCT/DELIVERABLES:

As a result of performing the Services under this SOW, Vendor will provide Customer with the Work Product (as defined under the Agreement) and deliverables set forth in the SOW, including, but not limited to:

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A.	[***].

B.	[***].

C.	[***].

D.	[***].

10.	MILESTONES/DEADLINES:

Vendor will provide the Services, including the Hosted Services, in accordance with the timelines and deadlines set forth in this SOW or, as applicable, as mutually agreed upon in writing between Vendor and Customer; and in accordance with the implementation timelines and deadlines set forth for a Client by Customer or, as applicable to a Client, as mutually agreed upon in writing between Vendor and Customer and Client.

11.	PRIVACY POLICY AND TERMS OF USE:

Vendor will post, implement and comply with the Terms of Use, set forth in Exhibit A-3 of this SOW, and the Privacy Policy, set forth in Exhibit A-4 of this SOW, respectively (collectively, "Participant Terms"). In the event of any conflict or inconsistency between the terms set forth in the Agreement and the Participant Terms, the terms in this Agreement shall control as between Vendor and Customer.

12.	PERFORMANCE GUARANTEES:

12.1.1	The performance guarantees (“PGs”) outlined in Exhibit A-1(b) – Optum Clinical Program Performance Guarantee Summary have been agreed to by the Customer and Vendor. They will be in effect throughout the duration of this SOW. Performance Guarantees are only available for clients who meet the performance guarantee requirements outlined in Exhibit A-1(b). Cross carrier client populations are included in the performance guarantee calculation, only if the requirements are met.

12.1.2	[***].

12.1.3	[***].

13.	FEES:

13.1	Minimum Commitment. Customer does not guarantee Vendor or commit to Vendor any particular amount of Services under this SOW.

13.2	Service Fees.

13.2.1	Pricing. The pricing set forth in Exhibit A-1 (Pricing) of this SOW, attached hereto, is set forth for a period of [***] in order to market these Services to Clients and to cover any renewal of this scope of work. For the purposes of clarification, Customer may sell the Services to Client for equal to or above the pricing set forth in Exhibit A-1.

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13.3	Invoices

13.3.1	Delivery. Vendor will send invoices via the third party internet-based platform specified by Customer.

13.3.2	Schedule. Vendor will issue invoices in accordance with the terms set forth in Exhibit A-1 of this SOW and the Agreement.

13.3.3	Payment Terms. Customer will pay all invoices in accordance with the payment terms set forth in the Agreement.

13.4	Effect of Termination.

13.4.1	Services Fees. Upon termination of this SOW, Customer shall pay Vendor for all Service Fees due and payable as of the date of termination.

13.4.2	Timing. All payments due and payable under this Section will be paid in accordance with the payment terms in Section 2.3 (Invoicing and Payment) of the Agreement.

14.	TERM AND TERMINATION:

14.1	Term

This SOW will commence on the SOW Effective Date and remain in effect through December 31, 2020 (the “Initial Term”), unless earlier terminated as provided for in this SOW or in the Agreement. This SOW will [***] after the Initial Term. Thereafter, the parties may renew this SOW for another term with a mutually agreed upon amendment to this SOW.

14.2	Termination

This SOW may be terminated as provided for in the SOW or in the Agreement.

14.3	Additional Termination Rights of Customer

Customer may terminate all, or a portion of, this SOW immediately upon written notice to Vendor and with no liability to Vendor in the event that: (i) all Client Contracts related to this SOW are terminated or not renewed, (ii) following a judgment of a governmental authority or change in any applicable laws and regulations (including a change in the interpretation or enforcement of existing laws and regulations) that would make performance of this SOW, in all material respects, unlawful or illegal for Customer or (iii) in the event that a Client or governmental authority requires Customer to terminate the SOW.

15.	MISCELLANEOUS; ENTIRE AGREEMENT:

15.1	Client Contracts.

Vendor acknowledges that Customer has entered into a Client Contract, and pursuant to each Client Contract, Customer has passed through to Vendor all Flow Down Provisions. Vendor will comply with all applicable Flow Down Provisions as they relate to the Services set forth herein.

15.2	Customer Data License.

Customer grants to Vendor a non-exclusive, royalty-free, limited license to access and use Customer Data solely for the purpose of delivering the Services pursuant to this SOW and expressly subject to the limitations set forth in this Agreement. As used in this SOW, “Customer Data” shall also mean all data, information or other materials provided by Customer to Vendor and intended for use with the Services or stored or processed by Vendor as part of the Services. Customer Data is Confidential Information and Proprietary of Customer.

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15.3	Intellectual Property.

[***].

[***].

15.4	Counterparts

This SOW may be executed in one or more counterparts, each of which will be deemed to be an original copy of this SOW and all of which, when taken together, will be deemed to constitute one and the same instrument, and will become effective when there exists copies hereof (by facsimile or otherwise) which, when taken together, bear the authorized signatures of each of the parties.

15.5	Entire Agreement

The terms and conditions contained in this SOW constitute the parties’ complete understanding and agreement relating to the subject matter hereof. Notwithstanding anything to the contrary in the Agreement or elsewhere, in the event of a conflict between this SOW and the Agreement, the Agreement will control. No other terms and conditions, beyond those contained herein, will be valid unless mutually agreed to by Customer and Vendor in writing signed by authorized representatives of each party.

ACCEPTED AND AGREED:

UNITED HEALTHCARE SERVICES, INC.		INNOVATION SPECIALISTS, LLC d/b/a 2nd.MD

By:	/s/Peder D. Gustafson	By:	/s/Kristin Herrera
	(Authorized Signature)		(Authorized Signature)

Name:	Peder D. Gustafson	Name:	Kristin Herrera
	(Print or Type)		(Print or Type)

Title:	VP, Enterprise Sourcing & Procurement	Title:	Chief Growth Officer

Date:	12/17/2019	Date:	12/18/2019

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EXHIBIT A-1

PRICING

I.	Pricing for Clients sold Prior to March 1, 2019: Clients sold before March 1, 2019 will maintain their existing pricing arrangement until Client’s contract renewal. At that time, the Parties will present the pricing options for Pricing for Clients sold between January 1, 2020 through December 31, 2021 (Section III below). See Exhibit A-2 for grandfathered pricing details for Clients sold before March 1, 2019.

II.	Pricing effective March 1, 2019 through December 31, 2019:

a.	Customer and Vendor mutually agree to the following pricing for Clients not sold prior to March 1, 2019 during the period March 1, 2019 and December 31, 2019, with the following requirements:

•	Targeted Outreach for musculoskeletal conditions is implemented for existing and new clients as soon as approval to standardize is obtained by Customer’s development and release process.

b.	PMPM Option

i.	[***]:

1.[***]      [***]]      [***]

2.      [***]      [***]      [***]

3.      [***]      [***]      [***]

ii.	[***]

c.	[***]

i.	[***]

ii.	[***]

d.	[***]

e.	[***]

III.	Pricing effective January 1, 2020 through December 31, 2021 for all Clients not sold prior to March 1, 2019:

a.	Customer and Vendor mutually agree to the following pricing for Clients not sold prior to March 1, 2019 during the period January 1, 2020 and December 31, 2021, with the following requirements:

•	[***].

▪	Pricing for Moderate Utilization is subject to change to pricing for Optimal Utilization in the next contract year if utilization [***] in the current contract year.

▪	Client’s contract with UHC/UMR/Optum will include the following:

•	Pricing for Moderate Utilization is subject to change to pricing for Optimal Utilization in the next contract year if utilization [***] in the current contract year.

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UHC/UMR/Optum: Second Opinion Pricing – Moderate Utilization

(effective 1/1/20-12/31/21)

1/1/20-12/31/21	PMPM	Case Rate
Client Profile	Customers who	Customers who prefer
	prefer fixed monthly	utilization-based
	or embedded pricing	pricing
and utilization is less
than [***]

UHC/UMR/Optum 2,000-30K ee’s 30,001-60K ee’s	[***]	[***]

60,001+ ee’s
[***]
[***]
Implementation	n/a	[***]
Fee

Other Details	• [***] access to 2nd.MD consult services within each contract year. • [***]	• Pay for consults as they occur • Monthly invoices will be issued for cases that occurred in the prior month

Included in Pricing	• Expert medical consultations, Text-a-Clinician and Personalized Local Support. • Targeted Outreach • Customized engagement package for clients with [***]

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UHC/UMR/Optum: Second Opinion Pricing – Optimal Utilization

(effective 1/1/20-12/31/21)

1/1/20-12/31/21	PMPM	Case Rate
Client Profile	Customers who	Customers who prefer
	prefer fixed monthly	utilization-based
	or embedded pricing	pricing
and utilization is
greater than [***]

UHC/UMR/Optum 2,000-30K ee’s 30,001-60K ee’s	[***]	[***]

60,001+ ee’s
[***]
[***]
Implementation	n/a	[***]
Fee

Other Details	• [***] access to 2nd.MD consult services within the contract year • [***]	• Pay for consults as they occur • Monthly invoices will be issued for cases that occurred in the prior month
Included in Pricing	• Expert medical consultations, Text-a-Clinician and Personalized Local Support. • Targeted Outreach • Customized engagement package for clients with over [***]

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EXHIBIT A-1(b)
PERFORMANCE GUARANTEES

Optum Clinical Program Performance Guarantee Summary

Guarantee Terms & Conditions

•	These guarantees become effective on the later of the service implementation date or execution of an Administrative Services Only Agreement (or Amendment); in the event of early termination of this services agreement, all guarantees are void; performance guarantees shall not apply to contract renewals or extensions of [***].

•	Vendor shall not be required to meet any guarantee to the extent the guarantee’s failure is due to Customer or Client actions or inactions, including failure to execute agreed-upon communications or incentive strategies or failure to maintain [***] for those members identified for telephonic outreach (unless another level is specified by a specific guarantee). In the event the valid phone number rate is [***], the targets on all guaranteed measures will be scaled based on a percentage of the valid phone number target delivered. [***].

•	Fees at risk are waived in all cases where our performance failure is caused in whole or part by a Force Majeure event of by a labor dispute resulting in a strike; or Optum’s required compliance with any law, regulation, or governmental agency mandate; or anything beyond Optum’s reasonable control.

•	Prior to the end of the guarantee period, and provided that this agreement remains in force, Optum may specify to the client, in writing, new performance guarantees for the subsequent guarantee period. If new performance guarantees are specified, a new exhibit will be provided that replaces this exhibit for that subsequent guarantee period.

•	These guarantees can be revised should the services implemented vary from those quoted or agreed upon, an award is not made within [***] of submission of these proposed guarantees, communications or incentive strategies change from the information and descriptions provided to UHC at the time of this quote, or where covered members or average contract size (ACS) varies by more than [***]from assumptions used here of actives and pre-65 retiree members and ACS of respectively.

•	Results are measured and reported on a plan year basis unless otherwise indicated; results are rounded to the nearest whole number unless the target is specified with more precision. A [***] qualified members are required to provide measurement for any guarantee, although individual programs/guarantees may have additional higher thresholds. Performance guarantees that are not settled [***] of the completion of measurement are considered void.

•	Any penalties payable pursuant to this Exhibit shall be [***].

•	A variety of interventions and reporting mechanisms can be used to collect data and report against these PGs, including but not limited to IVR (interactive voice response), online survey tools and assessments, claims mining or other methodologies. Acceptance of these PGs includes client approval for any and all of these methods to be utilized without additional express or prior permission.

•	Client agrees that the penalties payable under this agreement are client’s sole remedies for such performance standards hereunder, and that failure to meet a performance standard for which a penalty has been paid or is payable shall not, by itself, constitute a terminable breach under the agreement.

•	Performance guarantees apply only when applicable to services provided and programs purchased during an entire measurement period.

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Client Name: Contract Start Date: Contract End Date:

Metric	Definition	Guaranteed Result	Result Timeframe	% 2nd.MD Fees at Risk			Calculation	Terms and Conditions
				Year 1	Year 2	Year 3
Outcomes: Savings and ROI
ROI: 2nd.MD	Meet or exceed the targeted return on investment for the 2nd.MD program	[***]	[***]	[***]	[***]	[***]	[***]. [***].

*Requires the purchase of 2nd.MD program

*PG requires a minimum of [***]

*2nd.MD team has to be involved in implementation meetings and have a direct relationship with the client to help design and implement the communications program

*Follow 2nd.MD’s communication plan and launch the communication [***] of the contract start date

*Implementation of Targeted Outreach efforts or a [***] or greater incentive or penalty for musculoskeletal and other mutually agreeable high-impact conditions and properly communicate that incentive to employees

*Incentives may include:

*Positive incentive (cash awards, deductible credits, HSA contributions, plan design changes); *Punitive disincentives (e.g. copay or co-insurance for individuals not receiving a second opinion for defined conditions)

*Payout: In the event of a shortfall in actual gross savings required to reach the ROI guaranteed above, Optum will pay down Client’s investment such that the Gross Savings delivered constitutes the agreed upon rate of return on the net investment after our payout, subject to the agreed to fees at risk.

*Credible cost estimate providers may include but are not limited to: United Healthcare Healthcare Bluebook Up-to-date

FH Consumers Cost Lookup GoodRx.com

Health.Costhelper.com Howmuchisit.org

Peer reviewed publications

Member	Percent of	[***]	[***]	[***]	[***]	[***]	[***]	*Related to 2nd.MD
Satisfaction	members						[***]	programs only
Guarantee	who complete a Consultation and would recommend 2nd.MD to a family member or friend.						[***]

*In the event that less

than [***] survey responses are returned,

the measure will be reported at the book of business level

*Margin of error is added

to the actual results in measuring against the target.

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A-2

SERVICE LEVELS

for Vendor’s Hosted Services

Section 1. General

The Service Levels referenced in Section 6.2.4 of the SOW are set forth in this Exhibit. This Exhibit describes the methodology pursuant to which Service Levels are implemented and Fee Reductions are calculated and paid by Vendor to Customer. The Service Levels are intended to measure how effectively the Hosted Services are provided to Customer. Vendor shall perform the Hosted Services in a manner consistent with the requirements of the SOW and the Service Levels. This Exhibit does not replace or supersede the specific requirements set forth in the SOW.

Section 2. Service Level Requirements

(A)            General. Vendor shall perform the Hosted Services in accordance with the Service Levels. Vendor’s compliance with the Service Levels shall be measured for each period set forth in the table in Section 5 (“Measurement Period”). With respect to those components of the Hosted Services for which a Service Level is not defined, Vendor shall perform such Hosted Services to standards satisfied by well-managed operations performing services similar to the Hosted Services.

(B)            Measurement. Vendor shall provide, implement, maintain and utilize the necessary measurement and monitoring tools and procedures, required to measure and report on Vendor’s performance of the Hosted Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and shall be subject to audit by Customer pursuant to Section 13 of the Agreement. Vendor shall provide Customer with information about and access to such procedures upon request for purposes of verification.

(C)            Reporting. Vendor shall provide Customer with monthly reports (each, a “Service Level Report”) with respect to Service Level performance in the preceding month by no later than [***] during the term of this SOW. Service Level Reports shall be in such form and have such content as is reasonably required for Customer to verify Vendor’s performance against the Service Levels. In no event shall the Service Level Report be deemed a substitute for compliance with independent notice requirements specified in the Agreement. The contents of Service Level Reports shall be Confidential Information of Customer.

(D)            Adjustments to Service Levels. The Parties expect and intend that the Hosted Services shall be improved over time during the term of the applicable SOW. Accordingly, Vendor shall propose reasonable improvements to the Hosted Services (with appropriate modifications to the applicable Service Levels) [***], commencing on the first anniversary of the SOW Effective Date. At a minimum, such improvements (and modifications to the applicable Service Levels) [***]. Such improvements shall not be implemented or become effective until agreed upon by the Parties in writing.

Section 3. Cooperation and Excused Performance

Section 3.1 Cooperation. In order to meet the Service Levels, Vendor may be required to coordinate its efforts with those of Vendor’s subcontractors or Customer’s subcontractors (collectively, “Third Party Vendors”). With respect to Service Level Defaults (as defined below) caused by Third Party Vendors, (A) Vendor shall provide a single point of contact for the management of the prompt resolution of such Service Level Defaults, and (B) Vendor’s failure to meet such Service Levels shall not be excused, and Vendor shall remain responsible for the performance of the Hosted Services in accordance with the Service Levels, except as set forth in Section 3.2.

Section 3.2 Excused Performance. To the extent that Vendor demonstrates to Customer’s reasonable satisfaction that any Service Level Default is directly attributable to (A) a breach of the Agreement by Customer or Client that prevents Vendor from meeting the applicable Service Level, or (B) acts or omissions of Customer, its Affiliates, or Clients or Customer subcontractors (other than Vendor), then such Service Level Default shall be excused, and no Fee Reduction shall accrue with respect to such Service Level Default, provided that, in each case, Vendor was not able to intervene and either alert Customer of the consequences of such acts or omissions or to take reasonable steps to avert such consequences.

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Section 4. Fee Reductions

In the event that Vendor [***] any Service Level during an applicable Measurement Period (each such event, a “Service Level Default”), and such failure is not excused pursuant to Section 3.2, then Customer shall be entitled to receive a credit (“Fee Reduction”) as set forth in Section 5 and paid as set forth below. If Customer becomes entitled to a Fee Reduction, Vendor shall notify Customer of the applicable Service Level Default and the corresponding Fee Reduction, which notice shall be contained in the next Service Level Report. At any time [***] of Vendor’s notice of a Service Level Default, Customer may elect to claim the corresponding Fee Reduction by issuing a written notice to Vendor. If Customer does not elect, in writing, to waive or collect a Fee Reduction [***], Customer will be deemed to have elected to claim such Fee Reduction.

Customer’s notice of election to claim a Fee Reduction shall create a debt of Vendor to Customer, which shall be discharged by crediting the amount of the applicable Fee Reduction against Vendor’s next invoice(s) to Customer.

Section 5. Service Level Metrics

Section 5.1 Metrics. Service Levels, Measurement Periods, and Fee Reductions are set forth in the table below. To the extent necessary, Service Levels are further defined below.

Service Level	Definition & Metric	Measurement Period	Fee Reduction
Availability	See Section 5.2	[***]	• [***] • [***] • [***]
Transaction Response Time	[***], defined as the interval from the time the user sends a transaction to the time a visual confirmation of transaction completion is received. This metric shall not apply to the Client Self Reporting Dashboard.	[***]	[***]
Problem Resolution Time	See Section 5.3	[***]	See Section 5.3. The aggregate maximum Fee Reduction payable for this Service Level in any given month is [***] per Measurement Period.

Section 5.2 Availability. Vendor will make the Hosted Services Available continuously, as measured on a [***] basis over the course of each Measurement Period, [***], excluding unavailability caused by Exceptions (as defined below). “Available” means the Hosted Services are available for access and use by Customer in accordance with their full intended functionality. For purposes of calculating Availability percentage, the following are “Exceptions” to the Service Level required and the Hosted Services shall not be considered unavailable to the extent due to: (A) Customer, Client, or Participant’s acts or omissions, (B) Customer, Client, or Participant’s internet connectivity, or (C) Vendor’s regularly-scheduled downtime (which shall occur weekly, Sundays, from [***]).

Customer Confidential	Page 25 of 38	Rev 3.16.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION IS NOT MATERIAL.

Section 5.3 Problem Resolution Time. The Service Level for problem resolution time measures the percentage of problems that Vendor resolves within the required timeframes, based on problem severity level (as defined in Section 5.4). For purposes of this Service Level, “resolve” means that the Hosted Services component impacted by the problem has been restored or that Vendor has put in place a suitable workaround, reasonably approved by Customer, that enables the Hosted Services to be provided as required under the applicable SOW and in accordance with other Service Levels.

Severity Level	Resolution Time	Fee Reduction
Urgent	[***]	If Vendor fails to meet the resolution time requirement [***], [***] per Measurement Period
High	[***]	If Vendor fails to meet the resolution time requirement [***], [***] per Measurement Period
Medium	[***]	If Vendor fails to meet the resolution time requirement [***], [***] per Measurement Period
Low	As reasonably agreed by the Parties	N/A

Section 5.4 Severity Level Definitions.

Severity Level	Definition
Urgent	Highest priority. Used for when the end user is unable to access or use the Hosted Services or when significant and substantial adverse operational impact occurs preventing any useful work from being done.
High	Used when the end user’s production use of the Hosted Services is severely impaired or degraded preventing major functions from being performed.
Medium	Used when the end user’s production use of an important (but not critical or essential) function of the Hosted Services is disabled or impaired.
Low	Used for all other Hosted Services interruptions or inquiries. Indicates that the issue causes minor adverse impact to end user’s use of the Hosted Services.

Customer Confidential	Page 26 of 38	Rev 3.16.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION IS NOT MATERIAL.

EXHIBIT A-3
TERMS OF USE

for HOSTED SERVICES of VENDOR

Acceptance of Terms

This website, located at www.2nd.md ("Website"), is owned and operated by Innovation Specialists LLC (d/b/a 2nd.MD) ("2nd.MD").

This Website provides users with online access to Specialists who may provide health education to Members who have chosen to participate in this Service. 2nd.MD DOES NOT PROVIDE MEDICAL DIAGNOSIS, TREATMENT, OR PRESCRIPTION OF ANY KIND. ALL INFORMATION PROVIDED ON THIS WEBSITE OR IN CONNECTION WITH ANY COMMUNICATIONS SUPPORTED BY 2nd.MD, INCLUDING, WITHOUT LIMITATION, REAL-TIME VIDEO OR EMAIL COMMUNICATIONS BETWEEN PROFESSIONALS UTILIZING THE WEBSITE AND CONSUMERS IS INTENDED TO BE FOR GENERAL INFORMATIONAL AND HEALTH EDUCATION PURPOSES ONLY, AND IS IN NO WAY INTENDED TO CREATE A PHYSICIAN – PATIENT RELATIONSHIP AS DEFINED BY STATE AND FEDERAL LAW. 2nd.MD IS NOT A SUBSTITUTE FOR PROFESSIONAL MEDICAL DIAGNOSIS OR TREATMENT. RELIANCE ON ANY INFORMATION PROVIDED BY 2nd.MD OR ANY PROFESSIONALS THAT UTILIZE 2nd.MD AT THE INVITATION OF 2nd.MD IS SOLELY AT YOUR OWN RISK.

IF YOU THINK YOU MAY  HAVE A MEDICAL EMERGENCY, IMMEDIATELY CALL YOUR DOCTOR OR DIAL 911.

The Website also contains text, pictures, graphics, logos, button items, images, works of authorship, and other content (collectively with all information and material about 2nd.MD, "Content"). This Website is intended for use only by users who are at least 18 years of age.

PLEASE NOTE: Your access to and use of this Website are subject to these terms of use ("Terms of Use"), as well as all applicable laws and regulations. Please read these Terms of Use carefully. If you do not accept and agree to be bound by any of these Terms of Use, you are not authorized to access or otherwise use this Website or any information or Content contained on this Website. Your access to and use of this Website constitutes your acceptance of and agreement to abide by each of these terms and conditions set forth below. Unless otherwise indicated, any new Content added to this Website will also be subject to these Terms of Use effective upon the date of any such addition. You are encouraged to review the Website and these Terms of Use periodically for updates and changes.

If you have any questions about these Terms of Use, please contact us at feedback@2nd.md.

Independence of Specialists and Professionals - The specialists and professionals utilizing or featured on the Website site are subscribers and licensees to the Website and not employees. Any health education, opinions, advice, or information expressed by a professional or specialist utilizing or featured on the Website are of the professional and the professional alone. They do not reflect the opinions of 2nd.MD. 2nd.MD does not recommend or endorse any specific tests, physicians, products, procedures, opinions, or other information that may be mentioned on 2nd.MD or by a licensee of 2nd.MD.

The inclusion of professionals and specialists on the Website or in any professional directory located on the 2nd.MD Website does not imply recommendation or endorsement of such professional nor is such information intended as a tool for verifying the credentials, qualifications, or abilities of any professional contained therein. SUCH INFORMATION IS PROVIDED ON AN "AS-IS" BASIS AND 2nd.MD DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. 2nd.MD SHALL IN NO EVENT BE LIABLE TO YOU OR TO ANYONE FOR ANY DECISION MADE OR ACTION TAKEN BY ANY PARTY (INCLUDING, WITHOUT LIMITATION, ANY USER) IN RELIANCE ON INFORMATION ABOUT PROFESSIONALS AND SPECIALISTS ON THE WEBSITE. The use of the Website by any

entity or individual to verify the credentials of professionals or specialists is prohibited.

All opinions and statements expressed by a Specialist or Professional on this website and during any session facilitated through this Website are solely the individual and independent opinions and statements of the Specialist or Professional and do not reflect the opinions of 2nd.MD, its affiliates or any other organizations or institutions to which such Specialist or Professional is affiliated or provides services.

Customer Confidential	Page 27 of 38	Rev 3.16.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION IS NOT MATERIAL.

Password Accounts, Passwords, and Security - By registering on the Website, users of the Website ("Users") can receive access to the password-protected portions of the Website (the "User Portal"). When accessing the User Portal, you are entirely responsible for maintaining the confidentiality of your password and account and for any and all activities that occur under your account. You agree to (a)immediately notify 2nd.MD of any unauthorized use of your account or any other breach of security of which you become aware, and (b) exit completely from your account at the end of each online session. 2nd.MD will not be liable for any loss that you may incur as a result of someone else using your password or account, either with or without your knowledge. However, you could be held liable for losses incurred by 2nd.MD or another party due to someone else using your account or password if the use was caused or permitted by You. You may not use anyone else's account at any time, without the permission of the account holder.

Code of Conduct - Users may be asked to comply with a User code of conduct, which will consist of policies and procedures governing User conduct on the Website ("Code of Conduct"). Such Code of Conduct, once added to the Website, may be updated from time to time by 2nd.MD. The most recent Code of Conduct will be posted on the Website and any new material added to the Code of Conduct will be effective upon the date of publication on the Website.

Limited License and Site Access; All Rights Reserved - 2nd.MD hereby grants you a limited license to access and make personal use of this Website, but not to download (other than page caching) or modify it, or any portion of it, except with express written consent of 2nd.MD (e.g., downloading of PDF forms, applications, etc.). This license does not include any resale or commercial use of this Website or the Content; any derivative use of this Website or the Content; or any use of data mining, robots, or similar data gathering and extraction tools. This Website or any portion of this Website may not be reproduced, duplicated, copied, sold, resold, visited, or otherwise exploited for any commercial purpose without the express written consent of 2nd.MD. You may not frame or utilize framing techniques to enclose any trademark, logo, or other proprietary information (including images, text, page layout, or form) of 2nd.MD without 2nd.MD's express written consent. You may not use any meta-tags or any other "hidden text" utilizing any of 2nd.MD's name(s) or service marks without the express written consent of their owners. We (or the respective third party owners of Content) retain all right, title, and interest in this Website and any Content and features offered on this Website, including any and all intellectual property rights. We (or the respective third party owners of Content) reserve all rights not expressly granted herein. Any unauthorized use terminates the permission or license granted by 2nd.MD.

Copyright - Except as otherwise expressly stated, all Content appearing on this Website is the copyrighted work of 2nd.MD or its third party content suppliers and is protected by U.S. and international copyright laws. The compilation (meaning the collection, arrangement and assembly) of all Content is also the exclusive property of 2nd.MD or its third party content suppliers and is protected by U.S. and international copyright laws.

You may download information from this Website and print out a hard copy for your personal use provided that you keep intact and do not remove or alter any copyright or other notice (e.g., trademark, patent, etc.) contained in the information. Except as otherwise expressly stated herein, you may not alter, modify, copy, distribute (for compensation or otherwise), transmit, display, perform, reproduce, reuse, post, publish, license, frame, download, store for subsequent use, create derivative works from, transfer, or sell any information or Content obtained from this Website, in whole or in part, including any text, images, audio, and video in any manner, without the prior written authorization of 2nd.MD or any applicable third party suppliers. The use of Content, including images, by you, or anyone else authorized by you, is prohibited unless specifically permitted by 2nd.MD. Any unauthorized use of text or images may violate copyright laws, trademark laws, the laws of privacy and publicity, and applicable regulations and statutes. 2nd.MD does not warrant or represent that your use of Content or any other materials displayed on this Website will not infringe rights of third parties. Your use of any of the Content beyond the scope of personal use may require a license from the owner of the rights to the data with respect to the use of portrait right, trademark, copyright, design right, right of utilization or any other rights of the persons, products or landscape portrayed in the provided Content. 2nd.MD is not responsible for any claims of ownership rights to any images or data against you. You will indemnify, defend and hold harmless 2nd.MD from and against any losses or claims, by an owner of data or image rights or any third party resulting from any violation by You of these Terms of Use.

Customer Confidential	Page 28 of 38	Rev 3.16.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION IS NOT MATERIAL.

If you believe that any Content on this Website violates or infringes upon your intellectual property rights pursuant to Title 17, United States Code, Section 512(c)(2), please notify us immediately at feedback@2nd.md with all specifics necessary for us to consider and respond to your complaint. You may be asked to provide additional information and follow additional procedures for us to act on your complaint.

Trademarks and Service Marks - Certain trademarks on the Website are the service marks and trademarks of 2nd.MD, the specialists, the professionals or other licensees of 2nd.MD or other third parties. The domain name for this Website, all page headers, custom graphics, and button icons are service marks, trademarks, logos, and/or trade dress of 2nd.MD. All other trademarks, service marks, trade dress, product names, company names or logos, whether registered or not, on the Website are the property of their respective owners. In addition to complying with all applicable laws, you agree that you will not use any such trademarks, service marks, trade dress, or other logos from this Website without the prior written authorization of 2nd.MD and/or other third parties which authorization may be withheld in such parties’ sole discretion.

Connection Requirements - You are responsible for providing and maintaining, at your own risk, option and expense, any hardware, software and communication lines required to access and use this Website, and 2nd.MD reserves the right to change the access configuration of this Website at any time without prior notice.

Prohibited Use - Any use or attempted use of this Website (i) for any unlawful, unauthorized, fraudulent or malicious purpose, or (ii) that could damage, disable, overburden, or impair any server, or the network(s) connected to any server, or (iii) interfere with any other party's use and enjoyment of the Website, or (iv) to gain unauthorized access to any other accounts, computer systems or networks connected to any server or systems through hacking, password mining or any other means, or (v) to access systems, data or information not intended by 2nd.MD to be made accessible to a user, or (vi) attempt to obtain any materials or information through any means not intentionally made available by 2nd.MD, or (vii) any use other than the business purpose for which it was intended, is prohibited.

In addition, in connection with your use of the Website, you agree you will not:

a) Upload or transmit any message, information, data, text, software or images, or other content ("Material") that is unlawful, harmful, threatening, abusive, harassing, tortious, defamatory, vulgar, obscene, libelous, or otherwise objectionable, or that may invade another's right of privacy or publicity;

b) Create a false identity for the purpose of misleading others or impersonate any person or entity, including, without limitation, any 2nd.MD representative, or falsely state or otherwise misrepresent your affiliation with a person                                                         or                                                              entity;

c) Upload or transmit any material that you do not have a right to reproduce, display or transmit under any law or under contractual or fiduciary relationships (such as nondisclosure agreements);

d) Upload files that contain viruses, trojan horses, worms, time bombs, cancel-bots, corrupted files, or any other similar software or programs that may damage the operation of another's computer or property of another;

e) Delete any author attributions, legal notices or proprietary designations or labels that you upload to any communication feature;

f) Use the Website's communication features in a manner that adversely affects the availability of its resources to other users (e.g., excessive shouting, use of all caps, or flooding continuous posting of repetitive text);

g) Upload or transmit any unsolicited advertising, promotional materials, "junk mail," "spam," "chain letters," "pyramid schemes" or any other form of solicitation, commercial or otherwise;

Customer Confidential	Page 29 of 38	Rev 3.16.16

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h)   Violate any applicable local, state, national or international law;

i)     Upload or transmit any material that infringes any patent, trademark, service mark, trade secret, copyright or other proprietary rights of any party;

j)    Delete or revise any material posted by any other person or entity;

k)    Manipulate or otherwise display the Website by using framing, mirroring or similar navigational technology or directly link to any portion of the Website other than the main homepage, www.2nd.md, in accordance with the Limited License and Site Access outlined above;

l)    Probe, scan, test the vulnerability of or breach the authentication measures of, this Website or any related networks or systems;

(m) Register, subscribe, attempt to register, attempt to subscribe, unsubscribe, or attempt to unsubscribe, any party for any services or any contests, promotions or sweepstakes if you are not expressly authorized by such party todo        so;

(n)  Harvest or otherwise collect information about others, including e-mail addresses; or

(o)  Use any robot, spider, scraper, or other automated or manual means to access this Website, or copy any content or information on this Website. 2nd.MD reserves the right to take whatever lawful actions it may deem appropriate in response to actual or suspected violations of the foregoing, including, without limitation, the suspension or termination of the user's access and/or account. 2nd.MD may cooperate with legal authorities and/or third parties in the investigation of any suspected or alleged crime or civil wrong. Except as may be expressly limited by the Privacy Policy, 2nd.MD reserves the right at all times to disclose any information as required by Law after first giving you the opportunity to seek a protective order or motion to quash, unless prohibited by law.

Right to Monitor - 2nd.MD neither actively monitors general use of this Website under normal circumstances nor exercises editorial control over the content of any third party's website, e-mail transmission, news group, or other material created or accessible over or through this Website. However, 2nd.MD does reserve the right to monitor such use at any time as it deems appropriate and to remove any materials that, in 2nd.MD's sole discretion, may be illegal, may subject 2nd.MD or other third party to liability, may violate these Terms of Use, or are, in the sole discretion of 2nd.MD, inconsistent with 2nd.MD's purpose for this Website.

No 2nd.MD Editorial Control of Third Party Content; No Statement as to Accuracy - To the extent that any of the Content included in the Website is provided by third party content providers or other Website users, 2nd.MD has no editorial control or responsibility over such Content. Therefore, any opinions, statements, products, services or other information expressed or made available by third party suppliers or users on this Website are those of such third party suppliers or users, respectively. 2nd.MD does not represent or endorse the accuracy or reliability of any opinion, statement or other information provided by any third party, or represent or warrant that your use of the Content displayed on this Website or referenced content or service providers will not infringe rights of third parties not owned by or affiliated with 2nd.MD.

Links to Third Party Websites - This Website may contain hyperlinks to other sites owned and operated by parties other than 2nd.MD. Such hyperlinks are provided only for ready reference and ease of use. We do not control such websites and cannot be held responsible for their content or accuracy and do not endorse these sites unless we specifically so state. In the event this Website provides hyperlinks to other websites that are not owned, operated or maintained by 2nd.MD, you acknowledge and agree that 2nd.MD is not responsible for and is not liable for the content, products, services or other materials on or available from such websites. We accept no liability for any information, products, advertisements, content, services or software accessible through these third party websites or for any action you may take as a result of linking to any such website. Any such websites are likely to set forth specific terms of use and privacy policies that you should review. 2nd.MD is under no obligation to maintain any link on this Website and may remove a link at any time in its sole discretion for any reason whatsoever. 2nd.MD shall not be responsible or liable, directly or indirectly, for any damages or losses caused or alleged to be caused by or in connection with the use of or reliance on such content, products, services or other materials available on or through any such website. 2nd.MD is not responsible for the privacy practices of any other websites.

Customer Confidential	Page 30 of 38	Rev 3.16.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION IS NOT MATERIAL.

Disclaimer - Content and other information contained on this Website has been prepared by 2nd.MD as a convenience to its users and is not intended to constitute advice or recommendations upon which a user may rely. 2nd.MD has used reasonable efforts in collecting, preparing and providing quality information and material, but makes no warranty or guarantee about the accuracy, completeness, or adequacy of the Content or other information contained in or linked to this Website or any other Website maintained by 2nd.MD. Users relying on Content or other information from this Website do so at their own risk.

THE 2nd.MD WEBSITE IS PROVIDED ON AN "AS IS" OR "AS AVAILABLE" BASIS. 2nd.MD AND ITS LICENSEES (INCLUDING THE SPECIALISTS AND PROFESSIONALS UTILIZING THE WEBSITE), TO THE FULLEST EXTENT PERMITTED BY LAW, DISCLAIM ALL WARRANTIES AND CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON- INFRINGEMENT OF THIRD PARTIES' RIGHTS, SATISFACTORY QUALITY AND FITNESS FOR PARTICULAR PURPOSE. 2nd.MD MAKES NO WARRANTY THAT THE CONTENT IS ACCURATE, TIMELY, UNINTERRUPTED, VIRUS- FREE OR ERROR-FREE, OR THAT ANY SUCH PROBLEMS WILL BE CORRECTED.

Limitation of Liability

IN NO EVENT SHALL 2nd.MD, ITS LICENSEES (INCLUDING THE SPECIALISTS AND PROFESSIONALS UTILIZING THE WEBSITE), OR ANY THIRD PARTIES MENTIONED ON THE WEBSITE BE LIABLE FOR ANY DAMAGES (INCLUDING, WITHOUT LIMITATION, INCIDENTAL AND CONSEQUENTIAL DAMAGES, PERSONAL INJURY/WRONGFUL DEATH, LOST PROFITS, OR DAMAGES RESULTING FROM LOST DATA OR BUSINESS INTERRUPTION) RESULTING FROM THE USE OF OR INABILITY TO USE THE WEBSITE, WHETHER BASED ON WARRANTY, CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, AND WHETHER OR NOT 2nd.MD ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. 2NDMD, ITS LICENSEES (INCLUDING THE SPECIALISTS AND PROFESSIONALS UTILIZING THE WEBSITE), OR ANY THIRD PARTIES MENTIONED ON THE WEBSITE SHALL BE LIABLE ONLY TO THE EXTENT OF ACTUAL DAMAGES INCURRED BY YOU, NOT TO EXCEED U.S. $1,000. 2nd.MD, ITS LICENSEES (INCLUDING THE SPECIALISTS AND PROFESSIONALS UTILIZING THE WEBSITE), OR ANY THIRD PARTIES MENTIONED ON THE WEBSITE ARE NOT LIABLE FOR ANY PERSONAL INJURY, INCLUDING DEATH, CAUSED BY YOUR USE OR MISUSE OF THE WEBSITE. ANY CLAIMS ARISING IN CONNECTION WITH YOUR USE OF THE WEBSITE MUST BE BROUGHT WITHIN ONE (1) YEAR OF THE DATE OF THE EVENT GIVING RISE TO SUCH ACTION OCCURRED. YOU UNDERSTAND AND AGREE THAT YOUR USE OF THE WEBSITE IS PREDICATED UPON YOUR WAIVER OF ANY RIGHT TO PARTICIPATE IN A CLASS ACTION SUIT FOR ANY LOSSES OR DAMAGES RESULTING FROM YOUR USE OF THE WEBSITE.

CERTAIN STATE LAWS DO NOT ALLOW LIMITATIONS ON IMPLIED WARRANTIES OR THE EXCLUSION OR LIMITATION OF CERTAIN DAMAGES. IF THESE LAWS APPLY TO YOU, SOME OR ALL OF THE ABOVE DISCLAIMERS, EXCLUSIONS, OR LIMITATIONS MAY NOT APPLY TO YOU, AND YOU MIGHT HAVE ADDITIONAL RIGHTS.

Notices - Any notices to you from 2nd.MD regarding the Website or these Terms of Use will be posted on this Website or made by e-mail or regular mail.

Electronic Communications - When you visit this Website or send e-mails to us, you are communicating with us electronically. You consent to receive communications from us electronically. We will communicate with you by e- mail or by posting notices on this Website. You agree that all agreements, notices, disclosures and other communications that we provide to you electronically satisfy any legal requirement that such communications be in writing. You further agree that any notices provided by us electronically are deemed to be given and received on the date we transmit any such electronic communication as described in these Terms of Use.

Customer Confidential	Page 31 of 38	Rev 3.16.16

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General Provisions

Entire Agreement - These Terms of Use, the Contract, and other policies 2nd.MD may post on this Website constitute the entire agreement between 2nd.MD and you in connection with your use of this Website including, without limitation, the User Portal, and supersedes any prior agreements between 2nd.MD and you regarding use of this Website, including prior versions of these Terms of Use.

Governing Law; Severability of Provisions - The Terms of Use are governed by the laws of the State of Texas, USA and controlling United States Federal Law without regard to any conflicts of law provisions. All parts of these Terms of Use apply to the maximum extent permitted by law. We both agree that if we cannot enforce a part of this contract as written, then that part will be replaced with terms that most closely match the intent of the part we cannot enforce to the extent permitted by law. The invalidity of part of these Terms of Use will not affect the validity and enforceability of the remaining provisions. The section headings are for convenience and do not have any       force                                                              or                                                  effect.

No Agency Relationship - Neither these Terms of Use, nor any Content, materials or features of this Website create any partnership, joint venture, employment, or other agency relationship between us. You may not enter into any contract on our behalf or bind us in any way.

Remedies - You agree that any violation, or threatened violation, by you of these Terms of Use constitutes an unlawful and unfair business practice that will cause us irreparable and unquantifiable harm. You also agree that monetary damages would be inadequate for such harm and consent to our obtaining any injunctive or equitable relief that we deem necessary or appropriate. These remedies are in addition to any other remedies we may have at law or in equity.

Contacting Us – If you have any questions or concerns about these Terms of Use, please contact us at support@2nd.md. We will attempt to respond to your questions or concerns promptly after we receive them.

Customer Confidential	Page 32 of 38	Rev 3.16.16

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EXHIBIT A-4
PRIVACY POLICY

for HOSTED SERVICES of VENDOR

Introduction

2nd.MD is committed to respecting the privacy rights of our customers, visitors, doctors and other users of 2nd.MD's services.

Website Privacy Policy

The management and staff of Innovation Specialists LLC "2nd.MD" are committed to maintaining the confidentiality of non-public, personal information we collect from individuals who visit our website. We want you to understand how and why we collect, use and disclose the personal information about you on our website. This Website Privacy Policy ("Policy") provides you with information concerning our practices and procedures as they relate specifically to information we collect at this website. If you have additional questions or would like further information on this topic, please feel free to write to us at legal@2nd.MD. We may update this Policy from time to time, so please check this Policy periodically for changes. This Privacy Policy applies to this website and does not apply to any other products or services or to information collected in any other way (whether offline or online) by Innovation Specialists or its partnering entities.

Personal Information We Collect and Use at this Website

When you request information, subscribe to a mailing list or for a service or respond to an online survey, we may collect your personal information. We define "personal information" as information that is unique to you and might include your name, e-mail address(es), mailing address(es), telephone number and certain information related to the business you represent such as number of employees and industry type. If you encounter a screen or page that requests information you do not want to share with us, do not enter the information and do not proceed with that screen or page. If your personal information is required in order to allow us to respond to your inquiry, you will receive a notice advising you of this. In each such instance, you will know what personal information we collect through the website, because you actively submit it.

If you do provide us with personal information, we will only use it for the purposes described where it is collected, and we will not sell, license, transmit or disclose this information outside of Innovation Specialists or its partnering entities unless (1) you expressly authorize us to do so, (2) it is necessary to allow our service providers, partnering entities or agents to provide services for us or for you, (3) in order to provide our products or services or those of our partnering entities to you, (4) it is disclosed to entities that perform marketing services on our behalf or to other entities with whom we have joint marketing agreements, (5) it is necessary in connection with a sale of all or substantially all of the assets of Innovation Specialists or the merger of Innovation Specialists into another entity or any consolidation, equity exchange, combination, reorganization, or like transaction in which Innovation Specialists is not the survivor, or (6) otherwise as we are required or permitted by law.

If you are a California resident, you may ask us to refrain from sharing your information (whether collected online or offline) with third parties for their marketing purposes. Please tell us your preference by contacting us as indicated in the "How to Contact Us" section of this Policy.

Email

We appreciate your questions and comments about our website and services and welcome your email messages to mailboxes listed on our website. We will share your messages with those within our organization who are most capable of addressing the issues contained in your message. We will keep a copy of your message until we have had an opportunity to address your concerns. We may archive your message for a certain period of time or discard it, but your email address will not be used for any other purpose.

Confidentiality and Security Measures

We restrict access to personal information collected about you at our website to our employees or others who need to know that information to provide services to you or in the course of conducting our normal business operations. While no website can guarantee security, we maintain appropriate physical, electronic, and procedural safeguards to protect your personal information collected via the website. We protect our databases with various physical, technical and procedural measures and we restrict access to your information by unauthorized persons. We also advise all Innovation Specialists employees about their responsibility to protect customer data and we provide them with appropriate guidelines for adhering to our company's business ethics standards and confidentiality policies.

Customer Confidential	Page 33 of 38	Rev 3.16.16

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We respect our current and former customers' privacy and we value your business.

Innovation Specialists will comply with applicable HIPAA Security and HITECH requirements to develop, document, implement, maintain and use reasonable administrative, technical and physical safeguards to preserve the integrity, availability and confidentiality of Protected Health Information created for or received from "covered entities" as defined under HIPAA.

Use of "Cookies" or Other Data Collection Tools

A cookie is a piece of information which a web server may place on your computer when you visit a website. Cookies are commonly used by websites to improve the user experience and have not been known to transmit computer viruses or otherwise harm your computer. Many cookies last only through a single website session, or visit. Others may have an expiration date, or may remain on your computer until you delete them.

We may use cookies for a number of purposes - for example, to maintain continuity during a user session, to gather data about the usage of our website for research and other purposes, to store your preferences for certain kinds of information and marketing offers, or to store a user name or encrypted identification number so that you do not have to provide this information every time you return to our website.

Our cookies will track only your activity relating to your online activity on this website, and will not track your other Internet activity. Our cookies do not gather personally identifiable information.

You can decide if and how your computer will accept a cookie by configuring your preferences or options in your browser. However, if you choose to reject cookies, you may not be able to use certain of our online products and services or website features.

We may occasionally use other companies to set cookies on our website and gather cookie information for us. In some cases, we may also use another company to operate web servers for our website. We use the cookie information gathered by these companies in the same manner as stated above.

In addition to the information we collect from cookies, we also obtain information which you provide to us online - for example, when you sign up for product updates or when you purchase products or otherwise communicate with us. In some cases, we retain both the cookie information and/or the information you provide to us online - for example, to complete a transaction you requested or to keep historical records of your past transactions. In other cases, we only retain the cookie and/or online information you give us if you request us to do so for your use in subsequent sessions.

Certain pages on our websites contain "web beacons" (also know as Internet tags, pixel tags and clear GIFs). These web beacons allow third parties to obtain information such as the IP address of the computer that downloaded the page on which the beacon appears, the URL of the page on which the beacon appears, the time the page containing the beacon was viewed, the type of browser used to view the page, and the information in cookies set by          the                                                  third                                      party.

An Internet Protocol ("IP") address is a unique identifier that certain electronic devices use to identify and communicate with each other on the Internet. When you visit our website, we may view the IP address (which may include the city, domain address and service provider) of the device you use to connect to the Internet. We use this information to determine the general physical location of the device and understand from what regions of the world our website visitors come. We also may use this information to enhance our website.

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Opt-Out

In connection with promotions or other projects, we may ask you specifically whether you have objections with respect to a certain kind of data use or sharing. If you opt-out under such circumstances, we will respect your decision. To opt out of receiving commercial communications, please click on the "opt-out" or "unsubscribe" link in the communication or please contact us at legal@2nd.MD. Your e-mail address will be removed from our marketing list. Please allow us a reasonable period of time in order to satisfy your request, as some promotions may already be in process.

Access

If personal information you have submitted through the website is no longer accurate, current, or complete, and you wish to update it, please send an e-mail to legal@2nd.MD. Upon appropriate request we will usually be glad to update or amend your information, but we reserve the right to use information obtained previously to verify your identity or take other actions that we believe are appropriate and lawful.

Links to other Websites

For your convenience we may provide links to other websites and web pages that we do not control. We cannot be responsible for the privacy practices of any websites or pages not under our control and we do not endorse any of these websites or pages, the services or products described or offered on such sites or pages, or any of the content contained on those sites or pages.

Visiting our Site from Outside of the United States

If you are visiting our site from outside the United States, please be aware that your information may be transferred to, stored or processed in the United States, where our central database is operated. The data protection and other laws of the United States and other countries might not be as comprehensive as those in your country, but please be assured that we take steps to protect your privacy.

Changes to Our Website Privacy Policy

We may change this Policy at any time and from time to time. The most recent version of the Policy is reflected by the version date located at the bottom of this Policy. This Policy is not intended to and does not create any contractual or other legal right in or on behalf of any party.

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EXHIBIT A-5
UHCGS

PREAMBLE

WHEREAS UnitedHealthcare Global Solutions provides certain network access and claims administrations services to foreign insurers and administrators around the world who provide insurance or administrative services to individuals who may receive medical treatment while they are in the U.S.;

WHEREAS UnitedHealthcare Global Solutions seeks to offer Vendor’s Services to its clients’ Members, who may be physically located in the U.S. or outside of the U.S. when accessing Vendor’s Services;

WHEREAS Vendor is willing to provide such Services in accordance with the terms set forth in the Agreement, this SOW and the additional terms and conditions set forth hereunder.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Vendor and Customer agree as follows:

This Exhibit A-5 addresses key operational differences pertaining to Customer’s Client, UnitedHealthcare Global Solutions’ U.S. Networks and Administrative Services business (“UHCGS”), and the clients of UHCGS.

1.            For the purposes of the Services provided to UHCGS, “Member” means an individual who has been pre- screened and pre-authorized by UHCGS and who may receive Services pursuant to the terms of a Client Contract. Prior to providing any Services for a UHCGS Member or Participant, Vendor must seek written confirmation from UHCGS that the Member or Participant has been pre-screened and pre-authorized by UHCGS to receive Services. If a Participant seeks to access the Services again after the initial or any subsequent Consultation, Vendor may not provide any Services to that Participant unless and until that Participant has been re-screened and re-authorized by UHCGS in each instance (screening of Members by UHCGS will include, but not be limited to screening to ensure compliance with U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) requirements and approval of fees by UHCGS’s Client).

2.            Notwithstanding Section 3.3 (Supplementary Services) of the SOW, Vendor will not provide any Supplementary Services except implementation of the Services and technical support for UHCGS and its clients.

3.            Notwithstanding Section 4.1.5 (Use of Name) of the SOW, Vendor may not use UHCGS’s name or marks or the name or marks of UHCGS clients except as strictly necessary in order for Vendor to perform the Services set forth in the SOW or as otherwise agreed by UHCGS in writing. Vendor may not market or distribute sales or services material or to otherwise communicate with UHCGS clients or Members unless a Consultation has been initiated by UHCGS.

4.            Notwithstanding Section 4.3.2 (Data) of the SOW, UHCGS will not send eligibility data to Vendor. Instead, UHCGS will nominate pre-screened and pre-authorized individuals to receive Services from Vendor on a case-by- case basis.

5.            Notwithstanding Section 4.3.3 (Consultation) of the SOW, UHCGS will initiate all Consultations by nominating eligible UHCGS Members and providing the Member information directly to Vendor. Vendor will not direct UHCGS Members to a local, in-network provider. Instead, Vendor will transfer the UHCGS Member back to UHCGS for assistance in finding an appropriate provider. Prior to providing any Services for a UHCGS Member or Participant, Vendor must seek written confirmation from UHCGS that the Member or Participant has been pre- screened and pre-authorized to receive Services. If a Participant seeks to access the Services again after the initial or any subsequent Consultation, Vendor may not provide any Services to that Participant unless and until that Participant has been re-screened and re-authorized by UHCGS in each instance.

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6.            Notwithstanding Section 4.4.1 (Member Education) of the SOW, Vendor will not perform any outreach whatsoever to UHCGS Clients or their Members or Participants unless a Consultation has been initiated by UHCGS.

7.            Notwithstanding Section 7.1 (Protocols for Business Development) and Section 7.3.3 (Pipeline Management) of the SOW, UHCGS will not exchange UHCGS client or prospect information with Vendor, nor will UHCGS modify any sales or marketing activities pursuant to the terms of this SOW.

8.            Notwithstanding Section 7.3.2 (Meetings with Clients, Meeting with Potential Clients) of the SOW, Vendor will participate in meetings with UHCGS and UHCGS’s proposed clients only at the request of UHCGS.

9.            Notwithstanding the various pricing options set forth in Exhibit A-1 (Pricing) of the SOW, Vendor will charge Customer a Case Rate per Consultation plus any charges for translation services for UHCGS client Consultations. Pricing for Services for UHCGS will not be contingent upon UHCGS’s participation in any targeted outreach programs, minimum utilization or volume targets or monthly pricing. Pricing shall be as follows:

Item	Cost	Notes
Consultation Case Rate	[***]

•      Case rate does not include Text-A-Specialist.

•      If translation services are needed during the Consultation, additional fees may apply.

•      UHCGS, Customer and Vendor have agreed to revisit Case Rate if translation services are needed for majority of cases.

•      If Participant fails to provide notice of cancellation or change [***] of the scheduled Consultation time, Vendor may bill UHCGS the case rate for the missed Consultation.

Implementation fee (one time fee)	[***]

•      Includes:

○    Configuration of Vendor's platform to accept UHCGS cases.

○    Development and configuration of UHCGS client reports.

○    Training support for UHCGS account teams and other teams as necessary to explain value of Vendor services to clients.

○    Development of customer-facing materials including a one-page flyer and delivery of client webinars.

Translation Services	[***]	• If translation services are needed for medical records collection or written consultation summary, UHCGS will be billed at [***].
Development of an Eligibility Feed	[***]	• UHCGS does not currently need any eligibility feed. If, in the future, Vendor will develop an eligibility feed with a higher frequency than monthly, there will be a fee for development.

10.          Vendor agrees to perform Services in accordance with all applicable laws, which may include U.S. and non-U.S. laws and may vary depending upon the physical location of the Member or Participant when the Services are performed. Applicable laws may include, but are not limited to, all applicable sanctions laws, export control laws and laws governing the Services in the jurisdiction in which the Member or Participant is physically located.

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11.          Vendor represents and warrants that: (a) it is a duly organized and validly existing legal entity in good standing under the laws of its jurisdiction of organization; (b) it has all requisite corporate power and authority to conduct its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement; and (c) it shall comply with all applicable laws and regulations, including without limitation obtaining and holding all registrations, permits, licenses, and other approvals and consents and making all filings required to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement.

12.          Vendor agrees that it shall not cause through its actions or omissions, in whole or in part, UHCGS to be in violation of applicable laws and regulations, including without limitation the U.S. Foreign Corrupt Practices Act (15 U.S.C. Sections 78dd-1 et seq.), U.S. Anti-boycott laws (15 CFR Part 760 et seq.) and Office of Foreign Asset Control statutes and regulations (31 C.F.R. Chapter V).

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